Filed Pursuant to Rule 424(b)(2)
Registration No. 333-223878

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 25, 2019)

1,625,000 Shares

Common Stock

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We are offering 1,625,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed on The Nasdaq Global Market under the symbol “MSON.” On January 21, 2020, the closing price of our common stock on The Nasdaq Global Market was $19.90 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, to read about important factors you should consider in connection with an investment in our common stock.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

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	Per Share	Total
Public offering price	$18.50	$30,062,500
Underwriting discounts and commissions(1)	$1.11	$1,803,750
Proceeds, before expenses, to us	$17.39	$28,258,750

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(1)      We refer you to “Underwriting” beginning on page S-15 of this prospectus supplement for additional information regarding underwriter compensation.

We have granted the underwriters a 30-day option to purchase up to an additional 243,750 shares of our common stock at the public offering price, less underwriting discounts and commissions.

The underwriters expect to deliver the shares against payment in New York, New York on January 27, 2020.

Sole Book-Running Manager

Canaccord Genuity

Lead Managers

BTIG	Craig-Hallum Capital Group

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The date of this prospectus supplement is January 23, 2020

Table of Contents

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the heading ‘‘Incorporation by Reference of Certain Documents’’ in this prospectus supplement. These documents contain important information that you should consider when making your investment decision. This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a ‘‘shelf’’ registration process and consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated November 25, 2019, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or that is contained in any free writing prospectus issued by us. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give to you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not making an offer of these securities in any state where the offer is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of any date on the front cover of this prospectus supplement, the accompanying prospectus or the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

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S-ii

TRADEMARKS AND TRADENAMES

The following terms, among others, are our trademarks and may be used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference: TheraSkin®, BoneScalpel®, SonicOne® and SonaStar®. Other trademarks or tradenames appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are the property of their respective owners. Use or display by us of other party’s trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement and the accompanying prospectus appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein or therein. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read this prospectus supplement and the accompanying prospectus, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-4 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. References in this prospectus supplement and the accompanying prospectus to the terms “we,” “us,” “our,” “Misonix” or “the Company” or other similar terms mean Misonix, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

The Company

Misonix designs, manufactures, and markets minimally invasive surgical ultrasonic medical devices and also markets, sells and distributes TheraSkin, a biologically active human skin allograft used to support healing of wounds. Our ultrasonic products are used for precise bone sculpting, removal of soft and hard tumors, and tissue debridement, primarily in the areas of neurosurgery, orthopedic surgery, plastic surgery, wound care and maxillo-facial surgery. Our TheraSkin product jumpstarts the healing of stalled chronic wounds, and we believe it is a superior alternative to human autograft, which is currently considered to be the gold standard for permanent wound closure.

We believe that our proprietary procedural solutions enhance patient outcomes throughout the world and can become the standard of care. We intend to accomplish this, in part, by utilizing our best-in-class surgical ultrasonic technology and wound care solutions to change patient outcomes in spine surgery, neurological surgery and wound care.

In the United States, we sell our products through our direct sales force, in addition to a network of commissioned agents assisted by our personnel. Outside of the United States, we generally sell to distributors who then resell the products to hospitals. Our sales force operates as two separate groups: one dedicated to surgical (neuro and spine applications) and one dedicated to wound care.

On September 27, 2019, we completed the acquisition (the “Solsys Acquisition”) of Solsys Medical, LLC (“Solsys”), a privately held regenerative medical company, in an all-stock transaction valued at approximately $109 million. As a result of the Solsys Acquisition, Misonix, Inc., a Delaware corporation and the issuer of the common stock in this offering, became the parent public-reporting company of the combined company, and Misonix, Inc., a New York corporation now known as Misonix Opco, Inc., and Solsys became direct, wholly owned subsidiaries of Misonix. The acquisition of Solsys is expected to broaden substantially Misonix’s addressable market through wound care solutions that are complementary to its existing products. Our key objectives for the fiscal year ending June 30, 2020 after giving effect to the Solsys Acquisition are to:

•        integrate the legacy operations of Misonix with those of Solsys;

•        continue to expand our sales force in the United States;

•        advance the commercialization of nexus, which is our next-generation ultrasonic surgical platform that combines the features of BoneScalpel, SonaStar and SonicOne into a single fully integrated platform, powered by a proprietary digital algorithm that results in more power, efficiency and control; and

•        pursue potential additional bolt-on acquisitions and/or distribution transactions.

Our principal executive offices are located at 1938 New Highway, Farmingdale, New York 11735, and our telephone number is (631) 694-9555. We maintain a web site at http://www.misonix.com. Except for documents filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus, no information contained in, or that can be accessed through, our web site is to be considered as part of this prospectus supplement and the accompanying prospectus.

Recent Developments

On January 13, 2020, we issued a press release announcing that our preliminary unaudited fiscal 2020 second quarter revenue for the three months ended December 31, 2019 was approximately $19.7 million and that our cash and cash equivalents as of December 31, 2019 was approximately $14.3 million. In the comparable year ago period, our reported revenue was $10.2 million. The revenue for the quarter ended December 31, 2019 and our cash and cash equivalents as of December 31, 2019 are preliminary and unaudited and represents the most current information available to our management. Actual results may differ due to the completion of our financial closing procedures and other developments that may arise between the date of this prospectus supplement and the time that financial results for the quarter ended December 31, 2019 are finalized.

The Offering

Issuer	Misonix, Inc., a Delaware corporation.
Common Stock Offered	1,625,000 shares, plus up to an additional 243,750 shares if the underwriters exercise their option to purchase additional shares in full.
Common Stock to be Outstanding after this Offering	16,978,185 shares (17,221,935 shares if the underwriters exercise their option to purchase additional shares in full).
Use of Proceeds

We intend to use the net proceeds from the sale of the common stock offered hereby for general corporate purposes, which may include investment in sales and marketing initiatives and funding growth opportunities such as collaborations and acquisitions of complementary products or technologies. See “Use of Proceeds.”

Option to Purchase Additional Shares	We have granted the underwriters a 30-day option to purchase up to an additional 243,750 shares of our common stock at the public offering price, less underwriting discounts and commissions.
Risk Factors

You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors,” as well as the other information included or incorporated by reference in this prospectus supplement, before deciding whether to invest in our common stock.

Nasdaq Global Market Symbol	MSON

The number of shares of common stock to be outstanding after this offering is based on 15,353,185 shares of common stock outstanding as of September 30, 2019 and excludes the following, each as of September 30, 2019:

•        1,122,981 shares of common stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $10.20 per share; and

•        599,052 shares of common stock authorized and reserved for future issuance under our equity incentive plans.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to 243,750 additional shares of our common stock.

RISK FACTORS

Investing in our common stock involves significant risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific risk factors included below, as well as the risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q filed subsequently thereto, which are incorporated by reference in this prospectus supplement and the accompanying prospectus and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we may face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock could decline, and you could lose all or a part of your investment.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price in this offering of $18.50 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of approximately $16.85 per share in the net tangible book value of the common stock. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

Future sale of our common stock could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, may reduce the prevailing market price of our common stock and make it more difficult for you to sell your common stock at a time and price that you deem appropriate. In addition, any sales of securities by us or existing stockholders could have a material adverse effect on the market price of our common stock. On September 27, 2019, we completed the Solsys Acquisition and issued 5,703,802 shares of our common stock to former holders of Solsys units. In connection with the acquisition, former Solsys unitholders that received 3,834,664 shares of our common stock agreed to become subject to lock-up agreements under which the holders would not, subject to the terms of the lock-up agreements, (i) pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of such shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction is to be settled by delivery of shares of lock-up securities, in cash or otherwise, or (iii) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any lock-up securities. The lock-up agreements will all expire on September 27, 2020, and the shares subject thereto may generally be freely sold in the public market. If holders of a significant number of these shares determine to sell their shares in a short period of time, the price of our common stock may decline significantly. Further, we have a significant number of stock options and shares of restricted stock outstanding. If a substantial number of shares of common stock underlying these options are sold or if a substantial number of shares of restricted stock vest and are sold, or if it is perceived that they will be sold, in the public market, it could also have a material adverse effect on the market price of our common stock.

We do not intend to pay dividends on our common stock in the foreseeable future.

We have never declared or paid cash dividends. For the foreseeable future, we intend to retain any earnings, after considering any dividends on any preferred stock, to finance the development of our business, and we do not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of our board of directors and will be dependent upon then-existing conditions, including our operating results and financial condition, capital requirements, contractual restrictions, business prospects, and other factors that our board of directors considers relevant. Accordingly, holders of our common stock must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their shares of common stock.

The price of our common stock may fluctuate significantly and your investment could lose value.

Our common stock has experienced extreme price and volume fluctuations. The trading price of our common stock could be subject to further wide fluctuations due to many factors, including the factors discussed in this risk factors section. In addition, the stock market in general, and The Nasdaq Global Market in particular, have experienced severe price and volume fluctuations. These trading prices and valuations, including our own market valuation and those of companies in our industry generally, may not be sustainable. These broad market and industry factors may decrease the market price of our common stock, regardless of our actual operating performance.

Our ability to use our net operating loss and credit carryforwards to offset future taxable income may be subject to certain limitations.

As of December 31, 2018, we had U.S. federal net operating loss carryforwards of approximately $12,175,000, of which $10,504,000 will expire in tax years between 2031 and 2037 and $1,671,000 will not expire. As of December 31, 2018, we had approximately $497,000 of research and development tax credits that will expire in the tax years between 2026 and 2038. Our ability to utilize our net operating loss and credit carryforwards is dependent upon our ability to generate taxable income in future periods.

Our ability to utilize U.S. net operating loss and credit carryforwards may be limited if we have experienced or experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, which generally occurs if one or more shareholders or groups of shareholders who own at least 5% of our shares increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling period that begins on the later of three years prior to the testing date and the date of the last ownership change. Similar rules may apply under state tax laws. Previous and future issuances and sales of our common shares (including this offering and certain transactions involving our common shares that are outside of our control) could have caused or cause an “ownership change.” If an “ownership change” either had occurred or were to occur, Section 382 of the Code would impose an annual limit on the amount of pre-ownership change net operating loss carryforwards and other tax attributes we could use to reduce our taxable income, potentially increasing and accelerating our liability for income taxes, and also potentially causing tax attributes to expire unused. It is possible that such an ownership change could materially reduce our ability to use our net operating loss carryforwards or other tax attributes to offset taxable income, which could impact our profitability.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain statements that we believe are “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995 and are intended to enjoy protection of the safe harbor for forward-looking statements provided by that Act. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry. Forward-looking statements include statements regarding our future financial position, performance and achievements, business strategy, and plans and objectives of management for future operations.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “will,” “could,” “estimate,” “project,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “plan,” “seek,” “expect,” “future” and “intend” or the negative of these terms or other comparable expressions which are intended to identify forward-looking statements. These statements are only predictions and are not guarantees of future performance. They are subject to known and unknown risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause our actual results to differ materially from those expressed or forecasted in, or implied by, the forward-looking statements. In evaluating these forward-looking statements, you should carefully consider the risks and uncertainties referred to under the caption “Risk Factors” above and elsewhere in this prospectus supplement, including those described in documents incorporated by reference herein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. In addition, these forward-looking statements reflect our view only as of the date they are made.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting estimated expenses payable by us and the underwriting discounts and commissions, will be approximately $ 28.0 million (or approximately $ 32.2 million if the underwriters exercise their option to purchase additional shares in full).

We intend to use the net proceeds from the sale of the common stock offered hereby for general corporate purposes, which may include investment in sales and marketing initiatives and funding growth opportunities such as collaborations and acquisitions of complementary products or technologies.

DILUTION

Investors in shares of our common stock offered in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the public offering price of the common stock. The net tangible book value of our common stock as of September 30, 2019 was approximately $26,000, or approximately $0.00 per share of common stock. Net tangible book value per share of our common stock is calculated by subtracting our total liabilities from our total tangible assets, which is equal to total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding.

Dilution per share represents the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock included in this offering after giving effect to this offering. After giving effect to the sale of all of the shares of our common stock offered in this offering at the public offering price of $18.50 per share, and after deducting the applicable underwriting discounts and commissions and our estimated offering expenses in connection with this offering, our net tangible book value as of September 30, 2019 would have been approximately $28,029,589, or approximately $1.65 per share of common stock. This change represents an immediate increase in the net tangible book value of $1.65 per share of common stock to our existing stockholders and an immediate and substantial dilution in net tangible book value of $16.85 per share of common stock to new investors. The following table illustrates this per share dilution:

Offering price per share		$18.50
Net tangible book value per share as of September 30, 2019(1)	$0.00
Increase in net tangible book value per share attributable to new investors	$1.65
Net tangible book value per share after this offering		$1.65
Dilution per share to new investors		$16.85

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(1)      Excludes $5.0 million of additional term loans incurred on December 23, 2019. In addition, on December 26, 2019, we entered into a new Loan and Security Agreement that provides for a revolving credit facility in an aggregate principal amount of $20.0 million, including borrowings and letters of credit, and borrowed $8.8 million under that facility to repay borrowings under a Loan and Security Agreement previously entered into by Solsys Medical, LLC.

The above information excludes the following, each as of September 30, 2019:

•        1,122,981 shares of common stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $10.20 per share; and

•        599,052 shares of common stock authorized and reserved for future issuance under our equity incentive plans.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2019:

•        on an actual basis; and

•        on an as adjusted basis to give effect to the receipt of the estimated net proceeds of approximately $28.0 million from the sale of the common stock in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Use of Proceeds” in this prospectus supplement, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our audited annual consolidated financial statements and related notes and other financial information incorporated by reference to our annual report on Form 10-K for the fiscal year ended June 30, 2019 and our quarterly report on Form 10-Q for the quarter ended September 30, 2019.

	As of September 30, 2019
	Actual	As Adjusted
	(unaudited) (dollars in thousands)
Cash and cash equivalents(1)	$12,861	$40,864
Debt:
Notes payable(2)	$29,050	$29,050
Stockholders’ equity:
Common stock $0.0001 par value, 40,000,000 shares authorized, actual and adjusted; 15,353,185 shares issued and outstanding, actual; 16,978,185 shares issued and outstanding, as adjusted(3)	2	2
Additional paid-in capital	151,308	179,312
Accumulated deficit	(20,096)	(20,096)
Total stockholders’ equity	131,214	159,218
Total capitalization	$160,263	$188,268

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(1)      Excludes the cash proceeds of $5.0 million of additional term loans incurred on December 23, 2019.

(2)      Excludes $5.0 million of additional term loans incurred on December 23, 2019. In addition, on December 26, 2019, we entered into a new Loan and Security Agreement that provides for a revolving credit facility in an aggregate principal amount of $20.0 million, including borrowings and letters of credit, and borrowed $8.8 million under that facility to repay borrowings under a Loan and Security Agreement previously entered into by Solsys Medical, LLC.

(3)      The number of issued and outstanding shares, actual and as adjusted, excludes, each as of September 30, 2019: (i) 1,122,981 shares of common stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $10.20 per share; and (ii) 599,052 shares of common stock authorized and reserved for future issuance under our equity incentive plans.

DIVIDEND POLICY

We have not paid any cash dividends since our inception. We do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business operations.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain material U.S. federal income tax consequences applicable to Non-U.S. Holders (as defined below) with respect to the ownership and disposition of shares of our common stock, but does not purport to be a complete analysis of all potential tax considerations related thereto. This summary is based on current provisions of the Code, final, temporary or proposed Treasury regulations promulgated thereunder, administrative rulings and judicial opinions. These authorities may be changed, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary is limited to Non-U.S. Holders who purchase our common stock issued pursuant to this offering and who hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally, for investment purposes).

This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of that shareholder’s individual circumstances, or any aspects of U.S. federal estate or gift tax laws, U.S. alternative minimum tax, the Medicare surtax on net investment income, the effects of Section 451(b) of the Code conforming the timing of certain income accruals to financial statements, or tax considerations arising under the laws of any non-U.S., state or local jurisdiction. This discussion also does not address tax considerations applicable to a shareholder subject to special treatment under the U.S. federal income tax laws, including without limitation:

•        banks, insurance companies or other financial institutions;

•        brokers or dealers in securities or currencies;

•        partnerships or other pass-through entities, or investors in partnerships or other pass-through entities holding shares of our common stock;

•        tax-exempt organizations or governmental organizations;

•        tax-qualified retirement plans;

•        persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•        traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

•        U.S. expatriates and certain former citizens or long-term residents of the United States;

•        controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

•        qualified foreign pension funds as defined in Section 897(l)(2) of the Code and entities all of the interests in which are held by qualified foreign pension funds;

•        persons deemed to sell our common stock under the constructive sale provisions of the Code; and

•        persons that will hold common stock as a position in a hedging transaction, “straddle,” “conversion” or other integrated or risk reduction transaction for tax purposes.

Accordingly, we urge prospective investors to consult with their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our common stock.

If a partnership (or entity classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common stock, the tax treatment of a partner in the partnership (or member in such other entity) will generally depend upon the status of the partner and the activities of the partnership. Any partner in a partnership holding shares of our common stock should consult its own tax advisors.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES, THE MEDICARE SURTAX ON NET INVESTMENT INCOME, THE U.S. ALTERNATIVE MINIMUM TAX RULES, OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Definition of Non-U.S. Holder

In general, a “Non-U.S. Holder” is any beneficial owner of our common stock that is, for U.S. federal income tax purposes, neither a U.S. person nor an entity or arrangement classified as a partnership. A “U.S. person” is any of the following:

•        an individual citizen or resident of the United States;

•        a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Distributions on Our Common Stock

As described in the section titled “Dividend Policy,” we currently do not anticipate paying dividends on our common stock in the foreseeable future. If, however, we make cash or other property distributions on our common stock, other than certain pro rata distributions of common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current earnings and profits for that taxable year or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in our common stock, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described under the section titled “— Gain on Sale or Other Taxable Disposition of Our Common Stock” below.

Dividends on our common stock paid to Non-U.S. Holders generally will be subject to United States withholding tax at a gross rate of 30%, subject to any exemption or lower rate specified by an applicable income tax treaty, except to the extent that the dividends are “effectively connected dividends,” as described below. We may withhold up to 30% of the gross amount of the entire distribution even if greater than the amount constituting a dividend, as described above, to the extent provided for in applicable Treasury regulations. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, then a refund of any such excess amounts may be obtained if a claim for refund is timely filed with the IRS.

If a Non-U.S. Holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on our common stock are effectively connected with such Non-U.S. Holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will be exempt from the aforementioned U.S. federal withholding tax. To claim the exemption, the Non-U.S. Holder must furnish to us or the applicable withholding agent a properly executed IRS Form W-8ECI (or applicable successor form).

Such effectively connected dividends, although not subject to U.S. federal withholding tax, generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a resident of the United States. A Non-U.S. Holder that is a non-U.S. corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. Holders should consult any applicable income tax treaties that may provide for different rules.

A Non-U.S. Holder that claims a reduction or exemption from withholding because of an applicable income tax treaty generally will be required to satisfy applicable certification (generally, IRS Form W-8BEN or W-8BEN-E, as applicable) and other requirements prior to the distribution date. Non-U.S. Holders that do not timely provide us or our paying agent with the required certification may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders that hold our common stock through a financial institution or other agent acting on their behalf will be required to provide appropriate documentation to the agent, who then will be required to provide certification to our paying agent, either directly or through other intermediaries. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty or applicability of other exemptions from withholding. A Non-U.S. Holder that is eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

 Gain on Sale or Other Taxable Disposition of Our Common Stock

Subject to the discussions below regarding FATCA and backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized upon the sale or other taxable disposition of our common stock unless:

•        the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder in the United States and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base of the Non-U.S. Holder maintained in the United States;

•        the Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

•        we are or have been a U.S. real property holding corporation (“USRPHC”), for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period for our common stock.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates generally in the same manner as if such Non-U.S. Holder were a resident of the United States. A Non-U.S. Holder that is a non-U.S. corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. Holders should consult any applicable income tax treaties that may provide for different rules.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) but may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. Holders should consult any applicable income tax treaties that may provide for different rules.

With respect to the third bullet above, in general, we would be a USRPHC if our ‘‘U.S. real property interests’’ equaled at least 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held in our trade or business. We believe that we are not currently and do not anticipate becoming a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded” (within the meaning of applicable Treasury regulations) on an established securities market, and such non-U.S. holder owned, actually or constructively, five percent or less of our common stock at any time during the applicable period described above.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to, and the tax withheld with respect to, each Non-U.S. Holder. Backup withholding, currently at a 24% rate, generally will not apply to distributions to a Non-U.S. Holder of our common stock provided the Non-U.S. Holder furnishes to us or our paying agent the required certification as to its non-U.S. status such as by providing a valid IRS Form W-8BEN or W-8BEN-E (as applicable) or IRS Form W-8ECI (or other applicable form), or otherwise establish an exemption. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to tax authorities in a Non-U.S. Holder’s country of residence, establishment, or organization.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner furnishes to us or our paying agent the required certification as to its non-U.S. status such as by providing a valid IRS Form W-8BEN or W-8BEN-E (as applicable) or IRS Form W-8ECI (or other applicable form) (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Pursuant to the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities must comply with certain information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). More specifically, a foreign financial institution or such other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends) and also include the entire gross proceeds from the sale of any equity or debt instruments of U.S. issuers, even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). However, the IRS recently issued proposed Treasury regulations that eliminate withholding on payments of gross proceeds (but not on payments of dividends). Pursuant to the preamble to the proposed Treasury regulations, the issuer and any applicable withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until final Treasury regulations are issued or until such proposed Treasury regulations are rescinded. The rules relating to FATCA described above may be modified by an applicable intergovernmental agreement between the United States and the jurisdiction in which the Non-U.S. Holder is resident.

We will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

We will enter into an underwriting agreement with the underwriters named below with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Canaccord Genuity LLC is acting as representative of the underwriters.

Underwriters	Number of Shares
Canaccord Genuity LLC	650,000
BTIG LLC	487,500
Craig-Hallum Capital Group LLC	487,500
Total	1,625,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than the shares covered by the option described below unless and until this option is exercised.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

We have granted an option to the underwriters to purchase up to an aggregate of 243,750 additional shares of our common stock at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to 243,750 additional shares of our common stock.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$18.50	$30,062,500	$34,571,875
Underwriting discounts and commissions paid by us	$1.11	$1,803,750	$2,074,313
Net Proceeds, before expenses, to us	$17.39	$28,258,750	$32,497,562

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.666 per share from the public offering price. After the offering of the shares, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We and our directors and executive officers have agreed with the underwriters that for a period of 90 days after the date of this prospectus supplement, in each case, subject to specified exceptions, that neither we nor they will offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, except with the prior written consent of the underwriters. The lock-up restrictions are subject to certain exceptions, including transfers of shares of our common stock (i) as a bona fide gift, (ii) to a trust for the benefit of the holder or his or her immediate family, (iii) by will or other testamentary document or intestate succession, or by operation of law, (iv) to a family member, (v) pursuant to a plan meeting the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”), (vi) upon the exercise of a warrant or option to purchase, or settle any other equity award for, shares of our common stock, and (vii) to satisfy any payment or withholding obligations in connection with the exercise or settlement of any equity awards. The underwriters, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

Our common stock is listed on The Nasdaq Global Market under the symbol “MSON.”

In connection with this offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on The Nasdaq Global Market, in the over-the-counter market or otherwise.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $255,000. We have also agreed to reimburse the underwriters up to $15,000 for their FINRA counsel’s fees. In accordance with FINRA Rule 5110, this reimbursement is deemed underwriting compensation for this offering.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no shares have been offered or will be offered pursuant to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)     to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)     in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require the Issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with Misonix and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant Member State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

Misonix, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

Each underwriter has represented and agreed that:

(a)     it has not made or will not make an offer of shares of our common stock to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority;

(b)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

(c)     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration

Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Israel

The securities offered by this prospectus supplement and the accompanying prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing this prospectus supplement and the accompanying prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. The ordinary shares will not be offered or sold, directly or indirectly, to the public in Israel, except that the underwriter may offer and sell such shares to Israeli investors who qualify, in accordance with the Israeli Securities Law as “qualified investors” (as defined in the First Appendix to the Israeli Securities Law) and completed and signed a questionnaire regarding such qualification and delivered it to the underwriter. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus supplement and the accompanying prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

LEGAL MATTERS

The validity of the shares of common stock offered hereby and certain legal matters in connection with this offering will be passed upon for us by Jones Day. Certain legal matters will be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

EXPERTS

The financial statements of Misonix, Inc. and schedule as of June 30, 2019 and 2018 and for each of the two years in the period ended June 30, 2019 and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2019 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm  (which report on the consolidated financial statements expresses an unqualified opinion and includes an emphasis-of-matter paragraph regarding the adoption of FASB issued Accounting Standards No. 606 “Revenue from Contracts with Customers” (Topic 606) and the report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the company’s internal control over financial reporting as of June 30, 2019) incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Solsys Medical, LLC as of December 31, 2018 and 2017 and for the years ended December 31, 2018 and 2017, incorporated by reference into this prospectus supplement, have been so incorporated in reliance on the report of PBMares, LLP, an independent registered public accounting firm with respect to Solsys Medical, LLC, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited interim financial information of Solsys Medical, LLC as of June 30, 2019 and for the six month periods ended June 30, 2019 and 2018, incorporated by reference in this prospectus supplement, PBMares, LLP has reported it has applied limited procedures in accordance with professional standards for a review of such information. However, the separate report of PBMares, LLP included in the Company’s Current Report on Form 8-K, as amended and filed with the SEC on November 22, 2019, and incorporated by reference herein, states that PBMares, LLP did not audit and does not express an opinion on that interim financial information. Accordingly, the degree of reliance on the report of PBMares, LLP on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement of which this prospectus supplement is a part prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov.

We also maintain a website at www.misonix.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement or the accompanying prospectus, as applicable, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement or the accompanying prospectus, as applicable. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus supplement or the accompanying prospectus and information incorporated by reference into this prospectus supplement or the accompanying prospectus, you should rely on the information contained in this prospectus supplement or the accompanying prospectus unless the information incorporated by reference was filed after the date of this prospectus supplement or the accompanying prospectus. We incorporate by reference:

•        our Annual Report on Form 10-K for the fiscal year ended June 30, 2019;

•        our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019;

•        our Current Reports on Form 8-K filed on August 16, 2019, September 26, 2019, September 27, 2019 (as amended on November 22, 2019), October 4, 2019, December 4, 2019, December 30, 2019 and January 22, 2020; and

•        the description of our common stock contained in our Registration Statement on Form 8-A (Registration No. 1-10986) filed with the SEC on January 22, 1992 under Section 12 of the Exchange Act and all amendments or reports filed by us for the purpose of updating that descriptions.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus supplement or the accompanying prospectus unless specifically stated otherwise.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities we are offering with this prospectus supplement or the accompanying prospectus.

We will provide to you a copy of any or all of the above filings that have been incorporated by reference into this prospectus supplement or the accompanying prospectus, excluding exhibits to those filings, upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:

Misonix, Inc.
1938 New Highway
Farmingdale, NY 11735
Telephone: (631) 694-9555

PROSPECTUS

MISONIX, INC.

$75,000,000

Common Stock
Preferred Stock
Warrants
Units

From time to time, we may offer and sell common stock, preferred stock or warrants and/or any combination of securities described in this prospectus, either individually or in units, at prices and on terms described in one or more supplements to this prospectus. The aggregate public offering price of the securities offered by us under this prospectus, sometimes referred to as the “shelf securities,” will not exceed $75,000,000.

This prospectus provides you with a general description of the securities that we may offer in one or more offerings. Each time we offer securities, we will provide a supplement to this prospectus that will contain more specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus.

You should read both this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and/or the applicable prospectus supplement, before you make your investment decision.

Our common stock is traded on the Nasdaq Global Market under the trading symbol “MSON.” On April 23, 2018, the last reported sale price of our common stock on the Nasdaq Global Market was $10.9545 per share.

Investing in our securities involves risks. See the risks and uncertainties described under the heading “Risk Factors” beginning on page 2 of this prospectus, in any applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used by us to sell any securities unless accompanied by a prospectus supplement.

As of March 16, 2018, the aggregate market value of our common stock held by non-affiliates was approximately $78.2 million based on 9,402,466 shares of outstanding common stock, of which 1,842,816 shares are held by affiliates, and a price of $10.35 per share, which was the last reported sale price of our common stock as quoted on The Nasdaq Global Market on that date. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 month calendar period that ends on, and includes, the date of this prospectus.

The securities offered by this prospectus may be sold directly to investors, through agents designated from time to time or to or through one or more underwriters or dealers or in other manners as set forth under the heading “Plan of Distribution.” Each time we offer shelf securities in a primary offering, a supplement to this prospectus applicable to such offering will provide the specific terms of the plan of distribution for such offering and the net proceeds that we expect to receive from any such primary offering. We are bearing all of the expenses in connection with this registration statement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 24, 2018.

i

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted, and this document may only be used where it is legal to sell the securities described herein. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of the securities.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, to register an indeterminable number of shares of common stock, preferred stock and warrants as may from time to time be offered for sale by us, either individually or in units, at indeterminate prices (up to an aggregate maximum offering price for all such securities of $75,000,000), using a “shelf” registration process. By using a shelf registration statement, we may offer and sell from time to time in one or more offerings the securities described in this prospectus.

This prospectus provides you with some of the general terms that may apply to an offering of our securities. Each time we sell securities under this shelf registration we will provide a prospectus supplement that will contain specific information about the terms of that specific offering, including the number and price per security (or exercise price) of the securities to be offered and sold in that offering and the specific manner in which such securities may be offered. A prospectus supplement may also add to, update or change any of the information contained in this prospectus. If there is an inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement.

You should read carefully both this prospectus and the applicable prospectus supplement, together with the additional information incorporated by reference herein as described under the heading “Information Incorporated by Reference,” before making an investment decision.

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

ABOUT MISONIX, INC.

Misonix designs, manufactures, develops and markets therapeutic ultrasonic devices. These products are used for precise bone sculpting, removal of soft tumors, and tissue debridement in the fields of orthopedic surgery, plastic surgery, neurosurgery, podiatry and vascular surgery. In the United States, we sell our products through a network of commissioned agents assisted by Company personnel. Outside of the United States, we sell to distributors who then resell the product to hospitals. Unless the context requires otherwise, references to the “Company”, “Misonix”, “we”, “us”, “our”, or similar pronouns refer to Misonix, Inc. and its subsidiaries.

We were incorporated under the laws of the State of New York. Our executive offices are located at 1938 New Highway, Farmingdale, New York 11735 and our telephone number is (631) 694-9555.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risk factors described in our periodic reports filed with the SEC, including the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as such may be revised or supplemented prior to the completion of this offering by more recently filed quarterly reports on Form 10-Q, each of which is or upon filing will be incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and those identified in any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, operating results, prospects or financial condition. The additional risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.

We may need additional financing to satisfy our future capital requirements, which may not be readily available to us.

Our capital requirements may be significant in the future. In the future, we may incur additional expenses in the development and implementation of our operations. We have no current arrangements with respect to, or sources of, additional financing. There can be no assurance that we will be able to obtain any additional financing on terms acceptable to us or at all. Our inability to obtain financing, if and when needed, could materially adversely affect our business and future financial condition and could require us to curtail or otherwise cease our existing operations.

We will have broad discretion over the use of the proceeds to us from any primary offering and may apply the proceeds to uses that do not improve our operating results or the value of your securities.

We will have broad discretion to use the net proceeds to us from any offering, if any, and investors will be relying solely on the judgment of our board of directors and management regarding the application of these proceeds. Although we expect to use the net proceeds from a primary offering for investments in companies and technologies that complement our businesses, or for general corporate purposes, including without limitation additions to our working capital, capital expenditures, or potentially for the repayment of indebtedness, we have not allocated these net proceeds for specific purposes. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. Our use of any such proceeds may not improve our operating results or increase the value of the securities being offered hereby.

Future sales of shares of our common stock may cause the prevailing market price of our shares to decrease and could harm our ability to raise additional capital.

We have previously issued shares of common stock, which are eligible for resale under Rule 144 of the Securities Act of 1933, or Securities Act, and may become freely tradable. We have also registered shares that are issuable upon the exercise of options. If holders of options choose to exercise their purchase rights and sell shares of common stock in the public market, or if holders of currently restricted common stock choose to sell such shares of common stock in the public market under Rule 144 or otherwise, or attempt to publicly sell such shares all at once or in a short time period, the prevailing market price for our common stock may decline. The sale of shares of common stock issued upon the exercise of our securities could also dilute the holdings of our existing shareholders. The market price of our common stock could drop due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that we believe are “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995 and are intended to enjoy protection of the safe harbor for forward-looking statements provided by that Act. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry. Forward-looking statements include statements regarding our future financial position, performance and achievements, business strategy, and plans and objectives of management for future operations.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “will,” “could,” “estimate,” “project,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “plan,” “seek,” “expect,” “future” and “intend” or the negative of these terms or other comparable expressions which are intended to identify forward-looking statements. These statements are only predictions and are not guarantees of future performance. They are subject to known and unknown risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause our actual results to differ materially from those expressed or forecasted in, or implied by, the forward-looking statements. In evaluating these forward-looking statements, you should carefully consider the risks and uncertainties referred to under the caption “Risk Factors” above and elsewhere in this prospectus, including those described in documents incorporated by reference herein, and those described in any applicable prospectus supplement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. In addition, these forward-looking statements reflect our view only as of the date they are made.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of shelf securities under this prospectus for potential acquisitions of, or investments in, companies and technologies that complement our businesses, although we have no present understandings, commitments or agreements to do so, or for general corporate purposes, including without limitation, additions to our working capital, and capital expenditures, or potentially for the repayment of indebtedness. The prospectus supplement with respect to an offering of the shelf securities may identify different or additional uses for the proceeds of that offering. Pending any such uses, we may temporarily invest the net proceeds.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to the applicable prospectus supplement, our restated certificate of incorporation and by-laws, as amended, and to the applicable provisions of New York law.

Common Stock

As of the date of this prospectus, Misonix is authorized to issue 20,000,000 shares of common stock. As of April 18, 2018, there were 9,402,466 shares of common stock outstanding.

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of Misonix, the holders of common stock are entitled to share in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Our common stock is listed on the Nasdaq Global Market under the symbol “MSON.”

Transfer Agent

The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company, New York, New York.

Preferred Stock

As of the date of this prospectus, Misonix is authorized to issue 2,000,000 shares of preferred stock. As of April 18, 2018, there were no shares of preferred stock outstanding.

This section describes the general terms of our preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered by us in greater detail, and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our restated certificate of incorporation has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus is a part. A certificate of amendment to our certificate of incorporation will specify the terms of any preferred stock being offered, and will be filed or incorporated by reference from a report that we file with the SEC.

Under our restated certificate of incorporation we have the authority to issue 2,000,000 shares of preferred stock. The authorized preferred stock can be issued from time to time in one or more series. Our board of directors has the power, without shareholder approval, to issue shares of one or more series of preferred stock, at any time, for such consideration and with such relative rights, privileges, preferences and other terms as the board may determine, including terms relating to dividend rates, redemption rates, liquidation preferences and voting, sinking fund and conversion or other rights. The rights and terms relating to any new series of preferred stock could adversely affect the voting power or other rights of the holders of the common stock or could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of Misonix.

The following description of our preferred stock, and any description of our preferred stock in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, New York law and the actual terms and provisions contained in our restated certificate of incorporation and bylaws, each as amended from time to time.

Terms

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the amendment to our certificate of incorporation relating to that series.  We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of any amendment to our certificate of incorporation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock.  This description of the preferred stock in the amendment to our certificate of incorporation and any applicable prospectus supplement may include:

•        the number of shares of preferred stock to be issued and the offering price of the preferred stock;

•        the title and stated value of the preferred stock;

•        dividend rights, including dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;

•        whether dividends will be cumulative or non-cumulative, and if cumulative the date from which distributions on the preferred stock shall accumulate;

•        the right to convert the preferred stock into a different type of security;

•        voting rights, if any, attributable to the preferred stock;

•        rights and preferences upon our liquidation or winding up of our affairs;

•        terms of redemption;

•        preemption rights, if any;

•        the procedures for any auction and remarketing, if any, for the preferred stock;

•        the provisions for a sinking fund, if any, for the preferred stock;

•        any listing of the preferred stock on any securities exchange;

•        the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

•        a discussion of federal income tax considerations applicable to the preferred stock, if material;

•        the relative ranking and preferences of the preferred stock as to dividend or other distribution rights and rights if we liquidate, dissolve or wind up our affairs;

•        any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution or winding up or our affairs; and

•        any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

Unless otherwise indicated in the applicable supplement to this prospectus, shares of our preferred stock will rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, and allocation of our earnings and losses:

•        senior to all classes or series of our common stock, and to all of our equity securities ranking junior to the preferred stock;

•        on a parity with all equity securities issued by us, the terms of which specifically provide that these equity securities rank on a parity with the preferred stock; and

•        junior to all equity securities issued by us, the terms of which specifically provide that these equity securities rank senior to the preferred stock.

Distributions

Subject to any preferential rights of any outstanding stock or series of stock, our preferred shareholders are entitled to receive distributions, when and as authorized by our board of directors, out of legally available funds, and share pro rata based on the number of shares of preferred stock, common stock and other equity securities outstanding.

Voting Rights

Unless otherwise indicated in the applicable supplement to this prospectus, or otherwise required under New York law, holders of our preferred stock will not have any voting rights.

Liquidation Preference

Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of our preferred stock are entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable supplement to this prospectus), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if the preferred stock does not have a cumulative distribution). Unless otherwise indicated in the applicable supplement to this prospectus, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred stock and the corresponding amounts payable on all of our stock of other classes or series of equity security ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred stock and all other such classes or series of equity securities will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of equity security ranking junior to the preferred stock upon our liquidation, dissolution, or winding up, according to their respective rights and preferences and in each case according to their respective number of shares of stock.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into other securities will be set forth in the applicable supplement to this prospectus. These terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events, if any, requiring an adjustment of the conversion price and provisions, if any, affecting conversion in the event of the redemption of that preferred stock.

Redemption

If so provided in the applicable supplement to this prospectus, our preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such supplement to this prospectus.

Anti-Takeover Considerations and Special Provisions of our Certificate of Incorporation and our By-laws

A number of provisions of both our restated certificate of incorporation and our by-laws concern matters of corporate governance and the rights of our shareholders. Provisions that grant our board of directors the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our board of directors, including takeovers which may be considered by some shareholders to be in their best interests. Certain provisions could delay or impede the removal of incumbent directors or the assumption of control by shareholders, even if such removal or assumption would be beneficial to our shareholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of shareholders, and could potentially depress the market price of our common stock. Our board of directors believes that these provisions are appropriate to protect our interests and the interests of our shareholders.

DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant agreement, which may include a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

We will describe in the applicable prospectus supplement the terms relating to warrants being offered including:

•        the offering price and aggregate number of warrants offered;

•        if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•        if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•        in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•        the terms of any rights to redeem or call the warrants;

•        any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•        the dates on which the right to exercise the warrants will commence and expire;

•        the manner in which the warrant agreements and warrants may be modified;

•        federal income tax consequences of holding or exercising the warrants, if material;

•        the terms of the securities issuable upon exercise of the warrants; and

•        any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up of our affairs or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We intend to set forth in any warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and any warrant certificate or other form required for exercise properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant or warrant certificate are exercised, then we will issue a new warrant or warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: shares of common stock and/or preferred stock, warrants, or any combination of such securities. The applicable prospectus supplement will describe:

•        the terms of the units and of any of our common shares, preferred shares or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•        a description of the terms of any unit agreement governing the units;

•        a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•        if applicable, a discussion of any material United States federal income tax considerations.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time. Registration of our securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities:

•        to or through one or more underwriters or dealers;

•        directly to one or more purchasers, through agents, in private or open market transactions; or

•        through a combination of any of these methods of sale.

We may distribute securities:

•        from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•        at market prices prevailing at the times of sale;

•        at prices related to such prevailing market prices; or

•        at negotiated prices.

The method of distribution of the securities will be described in any applicable prospectus supplement.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each applicable prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We may use underwriters with whom we have a material relationship. We will describe the nature of the relationship in an applicable prospectus supplement, naming the underwriter.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in an applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may enter into agreements that provide for indemnification against certain civil liabilities, including liabilities under the Securities Act, or for contribution with respect to payments made by the underwriters, dealers or agents and to reimburse these persons for certain expenses.

All shelf securities we offer, other than common stock, will be new issues of securities with no established trading market. If the shelf securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. Any underwriters may make a market in our securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for any new shelf securities. We have no current plans for listing of the preferred stock on any securities exchange or quotation system; any such listing with respect to the preferred stock will be described in the applicable prospectus supplement or pricing supplement, as the case may be. We cannot guarantee the liquidity of the trading markets for any of our securities.

We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution. Underwriters, broker dealers or agents and their associates may be customers of, engage in transactions with, or perform services for us in the ordinary course of business for which they receive compensation.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchase of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in our common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.

We make no representation or prediction as to the direction or magnitude of any effect that any of the foregoing activities may have on the price of our common stock or, if applicable, the price for any of our other securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement. We will pay all expenses related to this registration statement.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Wiggin and Dana LLP, Stamford, Connecticut and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and we file reports and other information with the SEC.

You may read and copy any of the reports, statements, or other information we file with the SEC at its Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. In addition, the Nasdaq Stock Market maintains a Web site at http://www.nasdaq.com that contains reports, proxy statements and other information filed by us.

We make available free of charge, on or through our web site, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our internet address is www.misonix.com. Information contained on or that can be accessed through our web site is not part of this prospectus.

This prospectus constitutes a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and our securities we refer you to the registration statement and the accompanying exhibits and schedules. The registration statement may be inspected at the Public Reference Room maintained by the SEC at the address set forth in the first paragraph of this section or on the SEC’s Web site. Statements contained in this prospectus regarding the contents of any contract or any other document filed as an exhibit are not necessarily complete. In each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. This means that we may disclose important information to you by referring you to other documents filed separately with the SEC. The information we incorporate by reference into this prospectus is legally deemed to be a part of this prospectus, except for any information superseded by other information contained in, or incorporated by reference into, this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Our SEC File Number for documents we file under the Exchange Act is 001-10986. The following documents filed by us with the SEC are hereby incorporated by reference in this prospectus:

•        our annual report on Form 10-K for the fiscal year ended June 30, 2017;

•        our quarterly reports on Form 10-Q for the fiscal quarters ended September 30, 2017 and December 31, 2017;

•        our current reports on Form 8-K filed with the SEC on August 23, 2017, September 18, 2017, October 20, 2017, and November 13, 2017; and

•        the description of our common stock contained in our Registration Statement on Form 8-A (Registration No. 1-10986) filed with the SEC on January 22, 1992 under Section 12 of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (i) after the date of the initial registration statement and before effectiveness of the registration statement and (ii) after the date of this prospectus and prior to the termination of this offering also shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the dates of filing of such reports and other documents; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for such copies should be directed to our corporate secretary, at the following address or by calling the following telephone number:

Misonix, Inc.
1938 New Highway
Farmingdale, NY 11735
Telephone: (631) 694-9555

1,625,000 Shares

Common Stock

Sole Book-Running Manager

Canaccord Genuity

Lead Managers

BTIG	Craig-Hallum Capital Group